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                               FIRST AMENDMENT TO
                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                              1994 INCENTIVE PLAN

         WHEREAS, UNION TEXAS PETROLEUM HOLDINGS, INC. (the "Company") has heretofore adopted the UNION TEXAS PETROLEUM HOLDINGS, INC. 1994 INCENTIVE PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW THEREFORE, the Plan shall be amended as follows, effective October 24, 1996:

         1. The term "non-employee Director" shall be replaced, each and every time that it appears within the Plan, with the term "Eligible Director"; provided that the new term "Non-Employee Director" when used in the definition of "Section 16 Committee" as added by Section 2 below shall not be so replaced.

         2. Section 2 shall be amended by adding the following defined term after the definition of "SEC" and before the definition of "Shares":

                 "Section 16 Committee" shall mean a committee consisting of two or more members of the Board, each of whom satisfy the requirements of the definition of "Non-Employee Director" under Rule 16b-3."

         3. Section 3 shall be amended by deleting the second sentence of such Section and by adding the following at the end of such Section:

         "Notwithstanding the foregoing, the Section 16 Committee shall have full power and authority to take any of the actions described in clauses (i) through (ix) above and any other action necessary or desirable to ensure compliance with the requirements of, and to provide the exemption of transactions under the Plan pursuant to,
         Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, and further, to ensure compliance with the requirements of Section 162(m) of the Code and the rules and regulations promulgated thereunder, to the extent Awards are intended to qualify thereunder. References in the Plan to the "Committee" shall mean the "Section 16 Committee" when it is necessary or desirable that such action be taken by the Section 16 Committee and not by the Committee to satisfy such objectives."

         4. Section 5 shall be amended by deleting the term "the Committee" in the first sentence and substituting the term "the Section 16 Committee" therefor.

         5. Section 6(h)(vii) shall be amended by deleting the term "disinterested person" and substituting the term "Non-Employee Director" therefor.

         6. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, this First Amendment has been executed this 24th day of October, 1996.

                                            UNION TEXAS PETROLEUM HOLDINGS, INC.


                                         By /s/ John L. Whitmire
                                            ------------------------------------
                                            John L. Whitmire
                                            Chairman and Chief Executive Officer